Exhibit 5.1


                             FOLEY, HOAG & ELIOT LLP
                                ONE OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170
                                    ---------

                            TELEPHONE  617-832-1000  1747 PENNSYLVANIA AVE, N.W.
                            FACSIMILE 617-832-7000                    SUITE 1200
                                  www.fhe.com             WASHINGTON, D.C. 20006
                                                               TEL: 202-223-1200
                                                               FAX: 202-785-6687

                                December 22, 2000

WaveRider Communications Inc.
255 Consumers Road, Suite 500
Toronto, Ontario Canada
M2J 1R4

Ladies and Gentlemen:

         We  are  familiar   with  the   Registration   Statement  on  Form  S-3
Registration Number 333-49458 filed on November 11, 2000 by WaveRider Communications Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "S-3 Registration Statement"). The S-3 Registration Statement relates to the registration of 1,000,000 shares of the Company's Common Stock, $0.001 par value per share ("Shares").

         In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of incorporation of the Company, as amended; (b) the Amended and Restated By-Laws of the Company; and
(c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have further assumed that a sufficient number of duly authorized and unissued shares of Common Stock will be available for issuance at the time the Common Stock is sold in accordance with the terms thereof; and that the consideration received by WaveRider in respect of each Share will be no less than its par value.

         Based upon the foregoing, it is our opinion that:

1. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares; and

2. The Shares will be, upon issuance, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                               Very truly yours,

                                               FOLEY, HOAG & ELIOT LLP


                                               By:  /s/ Dave Broadwin
                                                    -----------------
                                                    A Partner